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                                   EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET EARNINGS PER COMMON SHARE*
                                   (UNAUDITED)


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                                                      QUARTER ENDED                  SIX MONTHS ENDED
                                                  JULY 31,      AUGUST 1,       JULY 31,       AUGUST 1,
                                                   1999           1998            1999           1998
                                                  --------      ---------       --------       ---------
NET EARNINGS PER COMMON SHARE;

Net earnings, basic and diluted                  $3,374,028     $2,594,165     $4,354,018     $3,110,508
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------

Weighted average common
    shares outstanding, basic                    14,064,619     13,979,160     14,064,573     13,949,728
                                                 ----------     ----------     ----------     ----------

Effect of dilutive securities:
    Stock options and performance
    share awards                                    553,323        392,586        239,119        255,839
                                                 ----------     ----------     ----------     ----------

Weighted average common
    shares outstanding, diluted                  14,617,942     14,371,746     14,303,692     14,205,567
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------

Net earnings per common share, basic                 $0.240         $0.186         $0.310         $0.223
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------

Net earnings per common share, diluted               $0.231         $0.181         $0.304         $0.219
                                                 ----------     ----------     ----------     ----------
                                                 ----------     ----------     ----------     ----------
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* This calculation is submitted in accordance with Item 601(b)(11) of
Regulation S-K.